                                                                    Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Integral Systems, Inc. and subsidiaries for the registration of 709,676 shares of its common stock and to the incorporation by reference therein of our report dated December 6, 2002, with respect to the fiscal 2002 consolidated financial statements of Integral Systems, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended September 30, 2002, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

McLean, Virginia
December 20, 2002

                                      II-9